EXHIBIT 99.2

Applied Minerals, Inc. Completes $5.56 Million Financing through
Sale of Common Stock

NEW YORK, NY – January 23, 2013 -- Applied Minerals, Inc. (“Applied Minerals” or the “Company”) (OTCQB: AMNL), the leading global producer of Halloysite Clay solutions, announces that it has sold, in a privately negotiated transaction, 3,756,757 shares of its common stock at $1.48 per share for gross proceeds of $5.56 million. The transaction was priced at a 3.3% discount to the closing price on January 17, 2013. The purchasers of the common stock included entities managed by Overbrook Management Corporation and two accredited investors.  No broker was used and no commission was paid as part of the transaction.

Andre Zeitoun, President and CEO of Applied Minerals, stated, “We are very pleased to have completed this financing. Armed with a strong balance sheet, the Company is well positioned to capitalize on the many commercial opportunities that lie ahead of us.”

About Applied Minerals, Inc.
Applied Minerals, through its wholly-owned Dragon Mine Halloysite property in Utah, is the leading global producer of Halloysite Clay, marketed under the Dragonite™ trademark. The Dragon Mine contains the world’s purest commercial source of Halloysite Clay.  Halloysite Clay is a non-toxic, biocompatible aluminosilicate clay mineral that forms a naturally occurring micro tubular, porous morphology.  Applied Minerals specializes in developing value added, Halloysite Clay-based sustainable solutions for a range of industries.  In addition to serving the traditional halloysite markets for use in technical ceramics and catalytic applications, the Company has developed niche applications that benefit from the tubular morphology of its halloysite.  These applications include carriers of active ingredients in paints, coatings and building materials, environmental remediation, agricultural applications and high-performance additives, functional fillers and environmentally friendly flame retardants for polymer composites.  The Company's Dragon mine property also contains an iron oxide resource from which products are being developed to serve the natural pigment and smoke suppressant markets.  Additional information on the company can be found on our Company website at www.appliedminerals.com.

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Safe Harbor Disclaimer for Applied Minerals, Inc.:

Information provided and statements contained in, and implications that can be drawn from, this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended Section 21E of the Securities Exchange Act of 1934 as amended and the Private Securities amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this communication and the Company assumes no obligation to update the information included herein. Such forward-looking information, statements, and implications include, generally speaking, information concerning our possible or assumed commercialization of Dragonite™ and our iron oxide, the development of markets and our penetration of markets, an expansion of the list of customers and industries that may purchase our products or develop products around it, and increase in demand for our for our products, strategic alliances and partnerships. Such forward-looking information, statements, and implications also include information about our future results of operations, including descriptions of our business strategy. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors, included within our most recent Form 10-K and other periodic filings with the United States Securities and Exchange Commission.  Although we believe that these forward-looking statements are based on not unreasonable assumptions, commercialization, development of markets and our penetration of markets, expansion of customer lists, and increases in demand for our products are dependent on many factors that are out of our control and there is no assurance that they will occur at all or if they occur, to what extent and when they will occur. In addition, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission (“SEC”) permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this communication, such as "measured," "indicated," and "inferred resources," which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the website http://www.sec.gov/edgar.shtml.

Investor Relations Contact:

Jordan M. Darrow

Darrow Associates

631-367-1866

jdarrow@darrowir.com

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